Exhibit 10.3

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “First Amendment”), is made as of October 2, 2012, by and between Demand Media, Inc. (the “Company”), and Charles Hilliard (the “Consultant”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Consulting Agreement (as defined below).

RECITALS

A.	The Company and the Executive have entered into a consulting agreement, dated June 14, 2012 (the “Consulting Agreement”).

B.	The parties hereto wish to amend certain terms of the Consulting Agreement.

AMENDMENT

The parties hereto hereby amend the Consulting Agreement as follows, effective as of August 23, 2012.

1.	Section 2(b)(i)(B). Subsection (B) of Section 2(b)(i) of the Consulting Agreement is hereby deleted and replaced in its entirety with the following:

“an annual restricted stock unit grant covering seven thousand five hundred (7,500) shares of the Company’s common stock (each, an “Annual RSU Grant” and, together with the Cash Fee, the “Base Compensation”).”

2.	Section 2(b)(ii). Section 2(b)(ii) of the Consulting Agreement is hereby deleted and replaced in its entirety with the following:

The first Annual RSU Grant shall be granted on or within thirty (30) days after the Transition Date and each Annual RSU Grant awarded thereafter, if any, shall be granted on or within thirty (30) days after the Initial Termination Date (as defined below) or applicable anniversary thereof (as applicable), subject to the Consultant’s continued provision of Services hereunder through the applicable grant date. Each Annual RSU Grant shall vest in substantially equal 25% installments on each three-month anniversary of (A) with respect to the first Annual RSU Grant, the Transition Date or (B) with respect to each Annual RSU Grant awarded thereafter, if any, the Initial Termination Date or applicable anniversary thereof (as applicable), in each case, subject to (x) the Consultant’s continued provision of Services hereunder through the applicable vesting date, and (y) accelerated vesting as provided under Section 3(b)(iii) below. Consistent with the foregoing, each Annual RSU Grant shall be governed by the terms of the applicable restricted stock unit agreement and equity incentive plan.

3.	This First Amendment shall be and, as of its effectiveness, is hereby incorporated in and forms a part of, the Consulting Agreement.

4.	Except as expressly provided herein, all terms and conditions of the Consulting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

DEMAND MEDIA, INC.,

By:
Richard Rosenblatt
Chief Executive Officer

CONSULTANT

Charles Hilliard